Exhibit 99.1

For Immediate Release

MRI Interventions, Inc. Obtains a $17.5 Million Strategic Investment from PTC Therapeutics, Inc. and Petrichor Healthcare Capital Management

Transaction follows 43% growth in fourth quarter revenue

IRVINE, CA, January 13, 2020 – MRI Interventions, Inc. (Nasdaq: MRIC) (the “Company”), a leading platform neurosurgery company, today announced preliminary and unaudited results for the quarter ended December 31, 2019. Additionally, the Company announced a $17.5 million strategic investment from PTC Therapeutics, Inc. (“PTC”) and Petrichor Healthcare Capital Management (“Petrichor”).

Revenue for the quarter ended December 31, 2019 is expected to be approximately $3.2 million, a new quarterly revenue record and an increase of 43% from $2.3 million in the prior year fourth quarter. For the fiscal year ended December 31, 2019, revenue is expected to be approximately $11.2 million, compared with $7.4 million in 2018, an increase of 53%. These increases resulted in part from the completion of 801 cases utilizing the Company’s ClearPoint System or its clinical team’s services in 2019, as compared with 670 cases having been completed in 2018. Cash used in operations for the quarter ended December 31, 2019 is expected to improve to approximately $465,000, compared with $600,000 used in the 2018 fourth quarter, and for the fiscal year ended December 31, 2019, is expected to improve to approximately $2.9 million, compared with $4.6 million in 2018.

Under the terms of the investment and subject to certain customary closing conditions, PTC will fund a $10.0 million note and Petrichor will fund a $7.5 million note. The Company anticipates that the transaction will close on or before February 29, 2020. The Company intends to use the net proceeds from the sale of the notes to repay in full its existing secured indebtedness, and to fund product commercialization, internal research and development, and general corporate requirements.

In addition, the securities purchase agreement provides the Company with the right, but not the obligation, to issue to Petrichor up to an aggregate principal amount of $15.0 million of secured convertible notes within the initial 24 months following the signing of such securities purchase agreement.

Joe Burnett, the Company’s President and CEO commented, “In addition to yet another record quarter for revenue, we are thrilled to expand our relationship with PTC, and to build a relationship with Petrichor, two prestigious and collaborative partners. We believe that gaining access to $17.5 million in working capital and being able to draw on an additional $15 million, if needed, will allow us to continue prioritizing topline revenue growth in the years ahead. We anticipate that this capital will allow us to take full advantage of the opportunities outlined in our four-pillar growth strategy, especially through partnerships in our biologics and drug delivery business.”

“We are pleased to strengthen our partnership as the ClearPoint system continues to prove its differentiation in the CNS space,” said Marcio Souza, Chief Operating Officer, PTC Therapeutics, Inc. and MRI Interventions Board Member. “As a leader in CNS targeted gene therapies, PTC believes the importance of proper delivery and system integration are clear strategic differentials for the present and future.”

“We view the unique differentiation of the ClearPoint neurosurgery platform and its ability to enable the next generation of CNS gene and cell therapies as key growth drivers for the Company”, said Tadd Wessel, Founder and Managing Partner of Petrichor. “CNS gene and cell therapies are poised for tremendous growth and we are excited to partner and provide strategic insights to the Company as they become a leader in this field.”

“I believe the terms of this financing agreement are a direct result of the financial performance from our team in 2019, as well as the clear confidence that both PTC and Petrichor have in our ability to execute on the opportunity ahead of us,” continued Mr. Burnett. “We believe that our achievement of greater than 50% revenue growth in 2019 shows our team can focus on the business immediately in front of us, and our execution of multiple strategic partnerships in the gene therapy and biologics space show our team’s ability to look to the horizon and plan for the future as well. It is in concert with today’s investment that we also announced our intention to change our company name from ‘MRI Interventions’ to ‘ClearPoint Neuro’ as we now have the capitalization, the vision, and the team in place to support us in the new decade ahead.”

Mr. Burnett will be available for meetings concurrent with the timing of the JP Morgan Healthcare Conference January 13-14, 2020. To request a meeting, please contact Matt Kreps, investor relations for MRIC, at mkreps@darrowir.com.

The offer and sale of the notes and the shares of common stock issuable upon conversion of the notes, if any, have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction, and the notes and such shares may not be offered or sold absent registration with the U.S. Securities and Exchange Commission (the “SEC”) or an applicable exemption from registration requirements, or in a transaction not subject to, such registration requirements.

This press release is neither an offer to sell nor a solicitation of an offer to buy the notes or the shares of common stock issuable upon conversion of the notes, if any, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Further information on the investment is set forth in the Current Report on Form 8-K filed by the Company with the SEC on January 13, 2020.

About the Company

The Company’s mission is to improve and restore quality of life to patients and their families by enabling therapies for the most complex neurological disorders with pinpoint accuracy. Applications of the Company’s current product portfolio include deep-brain stimulation, laser ablation, biopsy, neuro-aspiration, and delivery of drugs, biologics and gene therapy to the brain. The ClearPoint Neuro Navigation System has FDA clearance, is CE-marked, and is installed in 60 active clinical sites in the United States. The Company’s SmartFlow® cannula is being used in partnership or evaluation with more than 20 individual biologics and drug delivery companies in various stages from preclinical research to late stage regulatory trials. To date, more than 3,500 cases have been performed and supported by the Company’s field-based Clinical Specialist team which offers support and services for our partners. For more information, please visit www.mriinterventions.com.

About PTC Therapeutics, Inc.

PTC is a science-driven, global biopharmaceutical company focused on the discovery, development and commercialization of clinically-differentiated medicines that provide benefits to patients with rare disorders. PTC's ability to globally commercialize products is the foundation that drives investment in a robust pipeline of transformative medicines and our mission to provide access to best-in-class treatments for patients who have an unmet medical need.

About Petrichor Healthcare Capital Management

Petrichor Healthcare Capital Management partners with world-class healthcare managers and businesses to provide customized investment structures and support. The Petrichor team of investment professionals comes from highly-regarded financial institutions including OrbiMed Advisors and Fortress Investment Group. Collectively, the team has completed over 75 investments representing more than $5 billion in invested capital and has held over 25 board seats. Petrichor maintains a deep in-house understanding of healthcare products and services, including scientific, technical, and commercial expertise. This healthcare expertise, together with a breadth of experience investing across sectors, geographies, and capital structures, provides a strong competitive advantage.

For more information on Petrichor, please see www.petrichorcap.com or contact the firm at info@petrichorcap.com.

Note on Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the planned offering. Additionally, all statements relating to any closing(s) of, and the amount or use of any proceeds from, the transactions described in this press release are considered to be forward-looking statements. Other forward-looking statements may be identified by the words “guidance”, “plan,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Forward-looking statements are subject to risks and uncertainties, and the Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of such risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions and the satisfaction of closing conditions related to the transactions described in this press release. There can be no assurance that the parties will be able to complete the transactions described in this press release on the terms described herein or in a timely manner, if at all. More detailed information on these and additional factors that could affect the Company’s actual results are described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2019, June 30, 2019 and September 30, 2019, all of which have been filed with the SEC. You are urged to carefully consider all such factors. Copies of these and other documents are available from the Company. The forward-looking statements contained herein represent the Company’s views only as of the date of this press release the Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results or changes in plans, prospects, assumptions, estimates or projections, or other circumstances occurring after the date of this press release except as required by law.

For More Information

MRI Interventions, Inc.

Matt Kreps
Darrow Associates Investor Relations
(214) 597-8200
mkreps@darrowir.com